Exhibit 3.09

Company No: 2607146

THE COMPANIES ACTS, 1985 TO 1989

COMPANY LIMITED BY SHARES

RESOLUTIONS IN WRITING
of
PORTOLA PACKAGING LIMITED (the “Company”)

WE, being the sole member of the Company who at the date of these resolutions is entitled to attend and vote at a general meeting of the Company, RESOLVE AS FOLLOWS:

SPECIAL RESOLUTIONS

THAT:

1.	The terms and conditions of and the entering into by the Company of the transaction and the debenture, guarantee and all other documentation referred to in the Board Minutes of the Company of even date (a fully copy of which is annexed to this resolution as Schedule A) and each of the resolutions of the Directors of the Company set out in such Board Minutes be and are hereby approved.

2.	With immediate effect Article 14 of the Articles of Association of the Company be deleted and the following substituted therefor:

“Notwithstanding anything contained in these Articles, the Directors shall not decline to register any transfer of shares; whether or not fully paid, nor may they suspend registration thereof where such transfer:

(a)	is to any bank or institution to which such shares have been charged by way of security or to any nominee of such a bank or institution (a “Secured Institution”); or

(b)	is delivered to the Company for registration by a Secured Institution or its nominee in order to perfect its security over the shares; or

(c)	is executed by a Secured Institution or its nominee pursuant to the power of sale or other power under such security.

Furthermore, notwithstanding anything to the contrary contained in these Articles:

(d)	no transferor or proposed transferor of any shares in the Company to a Secured Institution and no Secured Institution shall as transferor or proposed transferor be required to offer to the shareholders for the time being of the Company or any of them the shares which are or are to be transferred; and

(e)	no shareholder for the time being of the Company shall have any right under the Articles or otherwise howsoever to require shares which are the subject of a transfer or proposed transfer referred to in (d) above to be transferred to them whether for consideration or not.

3.	The granting of the guarantee by the Company for all the obligations and liabilities of Portola Packaging, Inc. in favour of Heller Financial, Inc., is for the commercial interest and benefit of the Company and is hereby approved.

/s/ [Signature Illegible]

duly authorised signatory of
Portola Packaging, Inc.

Date: 12 September 2000

Date sent to auditors: 12 September 2000

No: 2607146

The Companies Act 1985

Company limited by shares

Written Resolution

of

Portola Packaging Limited

(passed on 13 February 1997)

     Resolution of the above Company in writing by all the members for the time being entitled to receive notice of and to attend and vote at General Meetings (or in the case of corporations by their duly authorised representative) passed pursuant to the Companies Act 1985 and all other powers in that behalf.

Resolutions

1.	That the authorised share capital of the Company be hereby increased from £100,000 to £2,000,000 by the creation of:

(a)	950,000 ordinary shares of £1 each ranking pari passu in all respects with the existing 50,000 authorised ordinary shares of £1 each in the capital of the Company; and

(b)	950,000 preference shares of £1 ranking pari passu in all respects with the existing 50,000 authorised preference shares of £1 each in the capital of the Company.

     All such shares having the respective rights set out in the Articles of Association of the Company as proposed to be amended by the Resolution set out below.

2.	That the directors are unconditionally authorised for the purposes of Section 80 of the Companies Act 1985 (“the Act”) to allot and dispose of or grant options over the Company’s shares to such persons on such terms and in such manner as they think fit up to a total issued shared capital of £2,000,000 at any time during the period of 5 years from the date hereof.

3.	That by virtue of Section 95(1) of the Act, Section 89(1) shall not apply to the allotment of shares pursuant to the authority conferred in the preceding paragraph of this Resolution.

4.	That the Articles of Association of the Company be amended by the insertion of the following as new clause 15 and 16 of the Articles of Association.

“15.	Preference Share Rights

15.1	The profits of the Company available for distribution shall be applied first in paying to the holders of the preference shares a fixed cumulative preferential net cash dividend (hereafter referred to as “the Preference Dividend”) of 8p per annum on each share accruing from 1st September 1998 and payable yearly from 1st September 1998 on the anniversary of such date, the first such payment to be made on 1st September 1999.

15.2	No dividend shall be declared or paid to the holders of ordinary shares in respect of any financial year of the Company unless and until the Preference Dividend has been paid in full in respect of that financial year and in respect of all previous financial years of the Company for which the preference dividend is payable.

15.3	Unless the Company has insufficient profits available for distribution and the Company is thereby prohibited from paying dividends by the Act the preference dividend shall (notwithstanding regulations 102 to 108 inclusive contained in table A or any other provision of these Articles and in particular notwithstanding that there has not been a recommendation of the directors or resolution of the Company in general meeting) be paid immediately on the due date and if not then paid shall be a debt due by the Company and be payable in priority to any other dividend.

15.4	The Company shall procure that each of its subsidiaries, if any, which has profits available for distribution shall from time to time and to the extend that it may lawfully do so declare pay the Company such dividends as are necessary to permit lawful and prompt payment by the Company of any redemption monies due on the preference shares and the Preference Dividend.

16.	Redemption of Preference Shares

16.1.	Subject to the provisions of the Act, no preference shares in issue shall be redeemed prior to 31st August 2000 and thereafter any preference shares in issue shall be redeemed upon seven days prior notice from either the Company or the holder of the relevant preference shares or shares in respect of which notion is saved subject to redemption being permissible under the Act.

16.2	Seven days after the service of notice as referred to in Article 161, above, the Company shall pay to the relevant holder of preference shares the amount payable in respect of such redemption and upon receipt of that amount such holder shall surrender to the Company the certificate for his shares which are to be redeemed in order that they may be cancelled.

16.3	The Company shall pay on each of the preference shares so redeemed this sum of £1 and shall contemporaneously pay any cumulative arrears or accruals of the preference dividend calculated to the date of redemption and in the absence of any direction to the contrary by the holder of the relevant preference shares any monies paid on redemption on such shares shall relate first to the said arrears and accruals of the Preference Dividend.

/s/ [Signature Illegible]

Signed for and on behalf of
Portola Packaging Inc.

2607146

The Companies Act 1985

Company Limited by Shares

Special Resolution

of

PORTOLA PACKAGING LIMITED

     Pursuant to Section 382B of the Companies Act 1985 at 6-9 Middle Street London ECI on the 21st day of May 1996 the following decision was made by the sole member of the Company to take effect as if agreed by the Company in general meeting as a Special Resolution.

SPECIAL RESOLUTION

1.	THAT: the Articles of Association of the Company be altered with respect of Article 11 “Proceedings of Directors” by the insertion of the following Article immediately after Article 11(b)

     “11(c) Without prejudice to the first sentence of Regulation 88 of Table A, a meeting of the directors or of a committee of directors may consist of a conference between a quorum of directors who are not alt in one place, but each of whom is able (whether by telephonic communications or otherwise) to speak and be heard by each one of the others; and the word meeting in these Articles and in Table A shall be construed accordingly. A person so participating shall be deemed to be present in person at such meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.”

Signed by:	/s/ [Signature Illegible]

For and on behalf of Portola Packaging Inc.

Company number
2607146

THE COMPANIES ACT 1985

A PRIVATE COMPANY LIMITED BY SHARES

RESOLUTION

OF

CAP SNAP LIMITED

     We, the undersigned, being all the members of the company entitled to attend and vote at general meetings of the company, hereby consent to the passing of the following resolution as a special resolution of the company:

     That the articles of association of the company be amended:

2.	by the deletion of article 7(d) and (e) and the substitution for it of the following:

“7.(d)	The holders of a majority of the ordinary shares in the Company in issue may appoint any person as a Director of the Company and may remove any Director. Any appointment or removal shall be made in writing signed by the holders of the majority of the ordinary shares in the Company in issue and, in the ease of a body corporate holding any of those shares, the signature of any officer or other duly appointed representative shall suffice.

(e)	Any appointment or removal under paragraph (d) above shall take effect when it is lodged at the office or produced at any meeting of the Directors.”; and

3.	by the insertion of the following article immediately after article 7:

“REMOVAL OF DIRECTORS

7A.	The office of a Director shall be vacated if he is removed from office in accordance with Clause 7(d) above.”

Dated: 1st September, 1995

/s/ [Signature Illegible]

for St. Regis International Limited

/s/

for Portola Packaging Inc.

Company No. 2607146

The Companies Act 1985

Private Company Limited by Shares

Articles of Association

of

*1Portola Packaging Limited

1.	Preliminary

1.1	The Regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985 No 805) as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (SI 1985 No 1052) (such Table being hereinafter called “Table A”) shall apply to the Company save insofar as they are excluded or varied hereby and such Regulations (save so excluded or varied) and the Articles hereinafter contained shall be the regulations of the Company.

1.2	In these Articles the expression “the Act” means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

2.	Allotment of Shares

2.1	Shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the Directors who may (subject to Section 80 of the Act and to paragraph (2.4) (below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

2.2	All shares which are not comprised in the authorised share capital with which the Company is incorporated and which the Directors propose to issue shall first be offered to the Members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company in General Meeting shall by Special Resolution otherwise direct. The offer shall be made by notice specifying the number of shares offered, and limiting a period (not being less than fourteen days) within which the offer, if not accepted, will be deemed to be declined. After the expiration of that period, those shares deemed to be declined shall be offered in the proportion aforesaid to the persons who have, within the said period, accepted all shares offered to them; such further offer shall be made in like terms in the same manner and limited by a like period as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid except by way of fractions and any shares released from the provision of this Article by any such Special Resolution as aforesaid shall be under the control of the Directors, who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit, provided that, in the case of shares not accepted as aforesaid, such shares shall not be disposed of on terms which are more favourable to the

*1 The name of the company was changed to CapSnap by a Special Resolution dated 21 February 1995. The Company further changed its name to Portola Packaging Limited by a Special Resolution dated 25 March 1996.

subscribers therefor than the terms on which they were offered to the Members. The foregoing provisions of this paragraph (2.2) shall have effect subject to Section 80 of the Act.

2.3	In accordance with Section 91(1) of the Act Sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to the Company.

2.4	The Directors are generally and unconditionally authorised for the purpose of Section 80 of the Act, to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the Directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said Section 80) be renewed, revoked or varied by Ordinary Resolution of the Company in General Meeting.

3.	Shares

The lien conferred by Clause 8 in Table A shall attach also to fully paid-up shares, and the Company shall also have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company whether he shall be the sole registered holder thereof or shall be one or two or more joint holders, for all monies present payable to him or his estate to the Company. Clause 8 in Table A shall be modified accordingly.

4.	The liability of any Member in default in respect of a call shall be increased by the addition at the end of the first sentence of Clause 18 in Table A of the words “and all expenses that may have been incurred by the Company by reason of such non-payment”.

5.	General Meetings and Resolutions

Every notice convening a General Meeting shall comply with the provisions of Section 372(3) of the Act as to giving information to Members in regard to their right to appoint proxies; and notices of and other communications relating to any General Meeting which any Member is entitled to receive shall be sent to the Directors and to the Auditors for the time being of the Company.

6.	If a quorum is not present within half an hour from the time appointed for a General Meeting the General Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine; and if at the adjourned General Meeting a quorum is not present within half an hour from the time appointed therefor such adjourned General Meeting shall be dissolved.

6.1	Clause 41 in Table A shall not apply to the Company.

7.	Appointments of Directors

7.1	Clause 64 in Table A shall not apply to the Company.

7.2	The maximum number and minimum number respectively of the Directors may be determined from time to time by Ordinary Resolution in General Meeting of the Company. Subject to and in default of any such determination there will be no maximum number of Directors and the minimum number of Directors shall be one. Whensoever the minimum number of Directors shall be one, a sole Director shall have authority to exercise all the powers and discretions by Table A and by these Articles expressed to be vested in the Directors generally, and Clause 89 in Table A shall be modified accordingly.

7.3	The Directors shall not be required to retire by rotation and Clauses 73 to 80 (inclusive) in Table A shall not apply to the Company.

7.4	The holders of a majority of the ordinary shares in the Company in issue may appoint any person as a Director of the Company and may remove any Director. Any appointment or removal shall be made in writing signed by the holders of the majority of the ordinary shares in the Company in issue and, in the case of a body corporate holding any of those shares, the signature of any officer or other duly appointed representative shall suffice.

7.5	Any appointment or removal under paragraph (7.4) above shall take effect when it is lodged at the office or produced at any meeting of the Directors; and

7.6	The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number determined in accordance with paragraph (7.2) above as the maximum number of Directors and for the time being in force.

7A. *[2]Removal of Directors

The office of a Director shall be vacated if he is removed from office in accordance with Clause 7.4 as above.

8.	Borrowing Powers

The Directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to Section 80 of the Act to grant any mortgage, charge or standard security over its undertakings, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

*2 Amended pursuant to a Special Resolution of the Company dated 1 September 1995.

9.	Alternate Directors

9.1	An alternate Director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) or the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of Clause 66 in Table A shall be modified accordingly.

9.2	A Director, or any such other person as is mentioned in Clause 65 in Table A, may act as an alternate Director to represent more than one Director, and an alternate Director shall be entitled at any meeting of the Directors or of any Committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

10.	Gratuities and Pensions

10.1	The Directors may exercise the powers of the Company conferred by Clause 3(t) of the Memorandum of Association of the Company and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of such powers.

10.2	Clause 87 in Table A shall not apply to the Company.

11.	Proceedings of Directors

11.1	A Director may vote, at any meeting of the Directors or of any committee of the Directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution as aforesaid his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.

11.2	Clause 94 to 97 (inclusive) in Table A shall not apply to the Company.

11.3 *3	Without prejudice to the first sentence of Regulation 88 of Table A, a meeting of the Directors or of a Committee of Directors may consist of a conference between a quorum of directors who are not all in once place, but each of whom is able (whether by telephonic communications or otherwise) to speak and be heard by each one of the others; and the word meeting in these Articles and Table A shall be construed accordingly. A person so participating shall be deemed to be present in person at such meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled; or if there is no such group, where the Chairman of the meeting then is.

12.	The Seal

12.1	If the Company has a seal it shall only be used with the authority of the Directors or of a committee of Directors. The Directors may determine who shall sign any instrument to

*3 Amended pursuant to a Special Resolution of this Company dated 21 May 1996.

which the seal is affixed and unless otherwise so determined it shall be signed by a Director and by the Secretary or second Director. The obligation under Clause 6 of Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Clause 101 of Table A shall not apply to the Company.

12.2	The Company may exercise the powers conferred by Section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

13.	Indemnity

13.1	Every Director or other officer or Auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 144 or Section 727 of the Act in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in execution of the duties of his office or in relation thereto. But this Article shall only have effect insofar as its provisions are not avoided by Section 310 of the Act.

13.2	The Directors shall have power to purchase and maintain for any Director, officer or Auditor of the Company insurance against any such liability as is referred to in Section 310(1) of the Act from and after the bringing in to force of Section 137 of the Companies Act 1989.

13.3	Clause 118 in Table A shall apply to the Company.

14.	Transfer of Shares

The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share, and the first sentence of Clause 24 in Table A shall not apply to the Company.

15.	Preference Share Rights

15.1	The profits of the Company available for distribution shall be applied first in paying to the holders of the preference shares a fixed cumulative preferential net cash dividend (hereafter referred to as “the Preference Dividend”) of 8p per annum on each share accruing from 1st September 1998 and payable yearly from 1st September 1998 on the anniversary of such date, the first such payment to be made on 1” September 1999.

15.2	No dividend shall be declared or paid to the holders of ordinary shares in respect of any financial year of the Company unless and until the Preference Dividend has been paid in full in respect of that financial year and in respect of all previous financial years of the Company for which the preference dividend is payable.

15.3	Unless the Company has insufficient profits available for distribution and the Company is thereby prohibited from paying dividends by the Act and preference dividend shall

(notwithstanding regulations 102 to 108 inclusive contained in table A or any other provision of these Articles and in particular notwithstanding that there has not been a recommendation of the directors or resolution of the Company in general meeting) be paid immediately on the due date and if not then paid shall be a debt due by the Company and be payable in priority to any other dividend.

15.4	The Company shall procure that each of its subsidiaries, if any, which has profits available for distribution shall from time to time and to the extent that it may lawfully do so declare pay the Company such dividends as are necessary to permit lawful and prompt payment by the Company of any redemption monies due n the preference shares and the Preference Dividend.

16.	Redemption and Preference Shares

16.1	Subject to the provisions of the Act no preference shares in issues shall be redeemed prior to 31st August 2000 and thereafter any preference shares in issue shall be redeemed upon seven days prior notice from either the Company or the holder of the relevant preference shares or shares in respect of which notice is served subject to redemption being permissible under the Act.

16.2	Seven days after the service of notice as referred to in Article 161, above, the Company shall payable to the relevant holder of preference shares the amount payable in respect of such redemption and upon receipt of that amount such holder shall surrender to the Company the certificate for his shares which are to be redeemed in order that they may be cancelled.

16.3	The Company shall pay on each of the preference shares redeemed the sum of £1 and shall contemporaneously pay any cumulative arrears or accruals of the preference dividend calculated to the date of redemption and in the absence of any direction to the contrary by the holder of the relevant preference shares any monies paid on redemption on such shares shall relate first to the said arrears and accruals of the Preference Dividend.

Names and addresses of Subscribers

(a)	Instant Companies Limited 2 Baches Street London N1 6UB

(b)	Swift Incorporations Limited 2 Baches Street London N1 6UB